UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

D.R. Horton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas 76102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4

Item 1.01.	Entry into a Material Definitive Agreement.

Effective June 30, 2006, CH Funding, LLC (“CH Funding”), a subsidiary of D.R. Horton, Inc., and DHI Mortgage Company, Ltd. (“DHI Mortgage”), a subsidiary of D.R. Horton, Inc., entered into a Second Amended and Restated Loan Agreement for the purpose of funding residential first-lien or second-lien mortgage loans originated by DHI Mortgage. The Second Amended and Restated Loan agreement, which is also known as the commercial paper conduit facility or the “CP Conduit Facility,” provides that CH Funding will buy the mortgage loans from DHI Mortgage through repurchase agreements and pledge such mortgage loans as collateral under the terms of the CP Conduit Facility. The conduit entities (the issuers) then issue their commercial paper, backed by the pledged mortgage loans, to fund advances under the CP Conduit Facility. Over time, new mortgages are assigned to the conduit entities to replace mortgages sold to approved investors. The CP Conduit Facility is not guaranteed by D.R. Horton, Inc. or any of the guarantors of its homebuilding debt.

The CP Conduit Facility amends and restates that certain Loan Agreement dated July 9, 2002, as amended and restated. The parties to the CP Conduit Facility are CH Funding, the borrower, DHI Mortgage, the originator and the servicer, Atlantic Asset Securitization LLC, an issuer, La Fayette Asset Securitization LLC, an issuer, Falcon Asset Securitization Corporation, an issuer, YC Susi Trust, an issuer, Charta, LLC, an issuer, Barton Capital LLC, an issuer, Liberty Street Funding Corp., an issuer, Calyon New York Branch, as a bank, as a managing agent and as the administrative agent, Lloyds TSB Bank PLC, as a bank, Bank of America, N.A., as a bank and as a managing agent, JPMorgan Chase Bank, N.A., as a bank and as a managing agent, Citibank, N.A., as a bank, Citicorp North America, Inc., as a managing agent, Societe Generale, as a bank and as a managing agent and The Bank of Nova Scotia, as a bank and as a managing agent.

The amended and restated CP Conduit Facility was entered into for the purposes of amending certain pricing terms, certain operative terms and documents, and increasing the maximum capacity under the CP Conduit Facility from $650 million to $1.2 billion. The term of the CP Conduit Facility will be three years from June 30, 2006 subject to the annual renewal of the 364-day backup liquidity feature. The interest rate of the CP Conduit Facility at June 30, 2006 was 5.61% per annum. The CP Conduit Facility is filed herewith as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

All the information set forth above under Item 1.01 “ Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Document

10.1	Second Amended and Restated Loan Agreement, dated June 30, 2006, among CH Funding LLC, DHI Mortgage Company, Ltd., Calyon New York Branch, as a bank, as a managing agent and the administrative agent, and the other parties listed thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2006

D. R. Horton, Inc.

By:	/s/ Bill W. Wheat
Bill W. Wheat Executive Vice President and Chief Financial Officer